EXHIBIT 10.12

 EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (the "Agreement") made as of the 14th day of February, 2002 by and between SYMBOL TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and TOMO RAZMILOVIC (the "Executive").

                      W I T N E S S E T H:

          WHEREAS, the Executive and the Corporation are parties to an Employment Agreement, dated as of July 1, 2000, (the "Prior
Employment Agreement"), setting forth the terms and conditions of the Executive's employment by the Corporation; and

          WHEREAS, the Executive has expressed a desire to retire and end his Prior Employment Agreement; and

          WHEREAS, the Corporation desires to continue to employ the Executive and to have the Executive assist the Corporation; and

          WHEREAS, the Executive desires to continue to be employed by the Corporation in the manner and on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and of the mutual and dependent agreements and covenants set forth, the parties hereto agree as follows:

          1.  Prior Employment Agreement

          The Executive and the Corporation agree that the Prior
Employment Agreement will terminate upon the execution of this Agreement and that this Agreement supersedes the Prior Employment
Agreement.

          2.  Employment

          The Corporation hereby agrees to employ the Executive and the Executive hereby agrees to render services to the Corporation and its subsidiaries, divisions and affiliates for the period and on the terms and conditions set forth in this Agreement. The Executive shall render such services as, from time-to-time, may be required of the Executive by the Chief Executive Officer as set forth in Section 4 of this Agreement.

          3.  Term

          The Executive's employment under the Agreement shall be as follows: from the date of the execution of this Agreement, through and including May 6, 2002, the Executive shall remain as a full-time employee of the Corporation. Thereafter the Executive shall be a part-time employee for a five-year term, unless this Agreement is terminated earlier pursuant to the provisions of Section 13 hereof. The Executive shall be compensated for his services as a part-time employee pursuant to Section 5 of this Agreement.



          4.  Duties

          (a) So long as the Executive's employment under this Agreement shall continue on a full-time basis, pursuant to Section 3 above, the Executive shall, subject to periods of illness, vacation and other excused absences, devote his entire business time, attention, and energies to the affairs of the Corporation and its subsidiaries, divisions and affiliates, use his best efforts to promote its and their best interests and perform such executive duties as may be assigned to him by the Chief Executive Officer of the Corporation; provided, however, that such executive duties shall be consistent with and shall generally be similar to nature of the services ordinarily and customarily performed by the Executive prior to the date hereof. After May 6, 2002, the Executive shall be available, upon reasonable notice, from time to time to consult with the senior executive officers of the Corporation, provided such consultation is on a part-time basis and does not preclude the Executive from otherwise fulfilling any duties he may have to any subsequent employer or any subsequent business interests, and that such consultation does not require the Executive, without his consent, to travel more than 50 miles from his home or then principal place of employment, and during such period the Executive shall be deemed to be a part-time employee of the Corporation. Such duties shall include, but not be limited to, serving as an advisor to the Chief Executive Officer, assisting in sales, marketing activities and strategic alliances.

          (b) So long as the Executive's employment under this Agreement shall continue pursuant to Section 3 above, the Executive shall, if elected or appointed, serve as an executive officer and/or director of the Corporation and of any subsidiary, division or affiliate of the Corporation and shall hold, without any compensation other than that provided for in this Agreement, the executive offices in the Corporation and in any such subsidiary, division or affiliate to which he may, at any time or from time to time, be elected or appointed. If the Executive is elected or appointed to serve on the Corporation's Board of Directors during the term hereof, the Executive shall not be entitled to receive any fees (other than reimbursement of covered expenses) that are provided by the Corporation to its outside Directors, as it is contemplated that the compensation provided to Executive, pursuant to Section 5 hereof, is designed to compensate Executive for all services he may render to the Corporation.

          5.  Compensation

          (a) (i) The Corporation hereby agrees to pay to the Executive, and the Executive hereby agrees to accept, as compensation for services rendered under this Agreement, a salary at the rate of $38,461.53 per bi-weekly pay period ($1,000,000 on an annualized basis) from the date hereof through and including May 6, 2002.

               (ii) During the period commencing May 7, 2002 through May 6, 2007, the Executive shall be paid a salary of $200,000 per annum, for all services rendered by him to the Corporation. Such salary shall be payable at such intervals as the Corporation pays the salaries of its executive officers.

          (b) The Executive will not be eligible to participate in the Corporation's Executive Retirement Plan after the date hereof. However, the Corporation agrees to provide the Executive with his vested retirement benefit payable under this Plan as of the date hereof commencing at age 65 in accordance with the terms of this Plan.

          (c) In addition to the foregoing, it is hereby agreed that: (i) during the term of this Agreement, the Corporation shall provide and Executive shall be entitled to receive employee fringe benefits provided by the Corporation at its sole expense, no less favorable to the Executive than the benefits provided to him by the Corporation as of the date of this Agreement relating to life and disability and health insurance; and (ii) during the term of this Agreement and continuing for the remainder of his life, Executive and his spouse will be provided medical benefits under the current supplemental BUPA Scheme (i.e., BUPA International Gold Scheme). In the event Razmilovic becomes ineligible for coverage under the terms of this Scheme, the Company will reimburse Razmilovic for any comparable coverage he may obtain through his own efforts, up to the amount Symbol was contributing for such coverage at the time Razmilovic became ineligible. In addition, the Executive shall continue to be eligible to participate in the Corporation's 401(k) plan.

          6.  Automobile

          During the term of this Agreement, the Corporation shall make available to the Executive the use of an automobile, with a lease allotment of up to $1,250 per month.

          7.  Expenses; Options

          (a) The Corporation shall pay or reimburse the Executive for all reasonable travel and other expenses incurred or paid by him in connection with the performance of his employment duties under this Agreement, upon presentation to the Corporation of expense statements or vouchers and such other supporting documentation as it may, from time to time, reasonably require; provided however that the maximum amount available for such expenses may, at any time from time to time, be fixed in advance by the Board of Directors of the Corporation.

          (b) Notwithstanding the then-current state of the Corporation's By-laws, the Executive shall be entitled at all times to the benefit of the maximum indemnification and advancement of expenses available from time to time under the laws of the State of Delaware.

           8.  Inventions

           (a) The Executive agrees to and hereby does assign to the Corporation or any subsidiary, affiliate or division of the Corporation of the Corporation designated by the Corporation, all his right, title and interest throughout the world in and to all ideas, methods, developments, products, inventions, processes, improvements, modifications, techniques, designs and/or concepts relating directly or indirectly to the business of the Corporation, its subsidiaries, affiliates or divisions, whether patentable or unpatentable, which the Executive may conceive and/or develop during a period of thirty (30) months following the termination of his employment (whether pursuant to this Agreement or otherwise) if such conception and/or development during such thirty (30) month period is a direct result of the Executive's activities while employed by the Corporation, whether or not conceived and/or developed at the request of the Corporation or any subsidiary, affiliate or division (the "Inventions"); provided, however, that if the Corporation or such subsidiary, affiliate or division determine that it will not use any such Invention or that it will license or transfer any such Invention to an unaffiliated third party, then it will negotiate in good faith with the Executive, if the Executive so requests, with respect to a transfer or license or such Invention to the Executive.

          (b) The Executive further agrees to promptly communicate and disclose to the Corporation any and all such Inventions as well as any other knowledge or information which he may possess or obtain relating to any such Inventions.

          (c) In furtherance of the foregoing, the Executive agrees that at the request of the Corporation, and at its expense, he will make or cooperate in the making of applications for letters patent of the United States or elsewhere and will execute such other agreements, documents or instruments which the Corporation may reasonably consider necessary to transfer to and vest in the Corporation or any subsidiary, affiliate or division, all right, title and interest in such Inventions, and all applications for any letters patent issued in respect of any of the foregoing.

          (d) The Executive shall assist, upon request, in locating writings and other physical evidence of the making of the Inventions and provide unrecorded information relating to them and give testimony in any proceeding in which any of the Inventions or any application or patent directed thereto may be involved, provided that reasonable compensation shall be paid the Executive for such services and the Executive shall be reimbursed for any expenses incurred by him in connection therewith, except that during such period of time as the Executive is employed by the Corporation, the Corporation shall not be obligated to compensate the Executive at a higher rate for the giving of testimony than the rate established by law for the compensation of witnesses in the court or tribunal where the testimony is given or in the district where the testimony was taken. The Corporation shall give the Executive reasonable notice should it require such services, and, to the extent reasonably feasible, the Corporation shall use its best efforts to request such assistance at times and places as will least interfere with any other employment of the Executive.

          (e) At the expense of the Corporation, the Executive shall assign to the Corporation all his interest in copyrightable material which he produces, composes, or writes, individually or in collaboration with others, which arises out of work performed by him on behalf of the Corporation, and shall sign all papers and do all other acts necessary to assist the Corporation to obtain copyrights on such material in any and all jurisdictions.

          9.  Confidential Information

          The Executive hereby acknowledges that, in the course of his employment by the Corporation he has had and will have access to secret and confidential information, which related to or affects all aspects of the business and affairs of the Corporation and it subsidiaries, affiliates and divisions, and which are not available to the general public ("Confidential Information"). Without limiting the generality of the foregoing, Confidential Information shall include information relating to inventions (including, without limitations, Inventions), developments, specifications, technical and engineering data, information concerning the filing or pendency of patent applications, business ideas, trade secrets, products under development, production methods and processes, sources of supply, marketing plans, and the names of customers or prospective customers or of persons who have or shall have traded or dealt with the Corporation. Accordingly, the Executive agrees that he will not, at any time, without the express written consent of the Corporation, directly or indirectly, disclose or furnish, or negligently permit to be disclosed or furnished, any Confidential Information to any person, firm, corporation or other entity except in performance of his duties hereunder.

          10.  Confidential Materials

          The Executive hereby acknowledges and agrees that any and all models, prototypes, notes, memoranda, notebooks, drawings, records, plans, documents or other material in physical form which contain or embody Confidential Information and/or information relating to Inventions and/or information relating to the business and affairs of the Corporation, its subsidiaries, affiliates and divisions and/or the substance thereof, whether created or prepared by the Executive or by others ("Confidential Materials"), which are in the Executive's possession or under his control, are the sole property of the Corporation. Accordingly, the Executive hereby agrees that, upon the termination of his employment with the Corporation, whether pursuant to this Agreement or otherwise, or at the Corporation's earlier request, the Executive shall return to the Corporation all Confidential Materials and all copies thereof in his possession or under his control and shall not retain any copies of Confidential Materials.

          11.  Non-competition

          (a) The Executive agrees that he shall not, so long as he shall be employed by the Corporation in any capacity (whether pursuant to this Agreement or otherwise), without the express written consent of the Corporation, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control or be employed by or connected in any manner including as a consultant, with any business which is or may be in competition, directly or indirectly, with the business of the Corporation or any subsidiary, affiliate or division of the Corporation.

          (b) The Executive agrees that for a period of thirty (30) months, or the term of this Agreement, whichever period is longer, he shall not, without the express written consent of the Corporation, directly or indirectly, own manage, operate, control, or participate in the ownership, management, operation or control, or be employed by or connected in nay manner including as a consultant, with any business, firm or corporation which is engaged in any business activity competitive with the business of the Corporation and its subsidiaries, affiliates and divisions as such business is conducted during the period of his employment by the Corporation (whether pursuant to this Agreement or otherwise and at the termination thereof). Moreover, for a period of thirty (30) months, or the term of this Agreement, whichever period is longer, Executive shall not directly or indirectly solicit, divert or take away in whole or in part any clients or prospects of the Corporation who were solicited or serviced directly or indirectly by Executive or by anyone directly or indirectly under Executive's supervision or with whom Executive had any business relationship within the two (2) years period prior to the termination of Executive's Prior Employment Agreement. Executive also agrees that during the thirty
(30) month period or the term of this Agreement, whichever period is longer, Executive will not directly or indirectly attempt to recruit or solicit or aid in the recruitment or solicitation of any employee, independent contractor or consultant of the Corporation to terminate his or her employment or relationship with the Corporation for the purpose of working for Executive or any competitor of the Corporation or any other entity.

          (c) Anything to the contrary herein notwithstanding, the provisions of this section shall not be deemed violated by the purchase and/or ownership by the Executive of shares of any class of equity securities (or options, warrants or rights to acquire such securities, or any securities convertible into such securities) representing (together with any securities which would be acquired upon the exercise of any such options, warrants or rights or upon the conversion of any other convertible into such securities) 1% or less of the outstanding shares of any such class of equity securities of any issuer whose securities are listed on a national securities exchange or traded on NASDAQ, the National Quotations Bureau Incorporated or any similar organization; provided, however, that the Executive shall not be otherwise connected with or active in the business of the issuers describe in this subsection 11(c).

          12.  Remedy for Breach

          The Executive hereby acknowledges that in the event of any breach or threatened breach by him of any of the provisions of sections 8, 9, 10 or 11 of this Agreement, the Corporation would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Executive hereby agrees that, in such event, the Corporation shall be entitled, without necessity of proving damages, and notwithstanding any election by the Corporation to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any of such provisions, all without prejudice to any and all other remedies which the Corporation may have at law or in equity.

          13.  Termination

          (a) This Agreement and the employment of the Executive by the Corporation shall terminate upon the earliest of the dates specified below:

               (i) the close of business on the date as of which the term of the Executive's employment hereunder has terminated as provided in Section 3 hereof; provided, however, that such term is not extended by any other agreement between the Executive and the Corporation; or

               (ii) the close of business on the date of the death of the Executive; or

               (iii) the close of business on the effective date of the voluntary termination by the Executive of his employment with the Corporation; or

                (iv) the close of business on the day following the date on which the Corporation shall have given to the Executive written notice of the election of its Board of Directors to terminate his employment for "cause" (as defined in subsection (b) of this Section 13).

          (b) For purposes of this Agreement, the term "cause" shall mean a determination by vote of a majority of the members of the Board of Directors of the Corporation then holding office (other than the Executive if he shall then be a director) that one of the following conditions exists or one of the following events has occurred:

               (i) conviction of the Executive for a felony offense; or

               (ii) the refusal by the Executive to perform such service as may reasonably be delegated or assigned to him, consistent with his position, by the Chairman or the President of the Corporation; provided that the Executive shall have thirty (30) days to cure such asserted refusal after receiving written notice from the Company specifying the acts or omissions constituting a refusal to perform services; or (iii) the willful misconduct or gross negligence on his part in connection with the performance of such duties.

          14.  No Conflicting Agreements

          In order to induce the Corporation to enter into this Agreement and to employ the Executive on the terms and conditions set forth herein, the Executive hereby represents and warrants that he is not a party to or bound by any agreement, arrangement or understanding, written or otherwise, which prohibits or in any manner restricts his ability to enter into and fulfill his obligations under this Agreement, to be employed by and serve as an executive of the Corporation. This Agreement supercedes the Prior Employment Agreement in all respects. Effective as of the date of this Agreement, the Executive resigns as President and Chief Executive Officer of the Corporation and all positions with any subsidiaries of the Corporation.

          15.  Miscellaneous

          (a) This Agreement shall become effective as of the date hereof and, from and after that time, shall extend to and be binding upon the Executive, his personal representative or representatives and testate or intestate distributees, and upon the Corporation, its successors and assigns; and the term "Corporation", as used herein, shall include successors and assigns.

          (b) Nothing contained in this Agreement shall be deemed to involve the creation by the Corporation of a trust for the benefit of, or the establishment by the Corporation of any other form of fiduciary relationship with the Executive, his beneficiaries or any of their respective legal representatives or distributes. To the extent that any person shall acquire the right to receive any payments from the Corporation hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

          (c) Any notice required or permitted by this Agreement shall be given by registered or certified mail, return receipt requested, addressed to the Corporation at its then principal office or to the Executive at his residence address, or to either party at such other address or addresses as it or he may from time to time specify for the purpose in a notice similarly given to the other party.

          (d) This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. In this connection, Executive hereby consents to the jurisdiction of the federal courts sitting in New York or the courts of the State of New York to resolve any disputes arising out of interpretation or administration of this Agreement.

          (e) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and there are no agreements, representations or warranties not herein set forth. No modification of this Agreement shall be valid unless in writing and signed by the Corporation and the Executive. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver or any subsequent breach of the same or any other term or condition.

          (f) If any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and all other such provisions shall remain in full force and effect to the full extent consistent with the law.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                  SYMBOL TECHNOLOGIES, INC.


By:_________________________________


By:_________________________________

ATTEST:
__________________________